Exhibit 10.2

EXECUTION VERSION

PURCHASE AND EXCHANGE AGREEMENT

This PURCHASE AND EXCHANGE AGREEMENT (this “Agreement”), dated as of September 7, 2017, is entered into by and among Oncobiologics, Inc., a Delaware corporation (the “Company”), Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (each, a “Purchaser”, and, collectively, the “Purchasers”).

WHEREAS, the Purchasers wish to purchase from the Company, and the Company wishes to sell and issue to the Purchasers, pursuant to the terms and conditions set forth in this Agreement, an aggregate of 1,500,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”), having the designations, preferences, conversion or other rights, voting powers and other terms and conditions specified in the Certificate of Designation attached hereto as Exhibit A (the “Certificate of Designation”), which Preferred Shares will be convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

WHEREAS, the shares of Common Stock issuable upon conversion of the Preferred Shares are collectively referred to herein as the “Conversion Shares,” and the Preferred Shares and the Conversion Shares are collectively referred to herein as the “Securities”;

WHEREAS, as consideration for the purchase of the Preferred Shares, the Purchasers wish to forgive, pursuant to the terms and conditions set forth in this Agreement, an aggregate principal amount of $1,500,000 of the senior secured promissory notes (the “Notes”) issued in April 2017 pursuant to the Note and Warrant Purchase Agreement, dated as of December 22, 2016, as amended as of April 13, 2017, as further amended, among the Company and the other parties thereto (the “NWPA”), that are held by the Purchasers (the “Purchaser Notes”) and all interest accrued with respect to such aggregate principal amount;

WHEREAS, in connection with, and concurrently with, the execution of this Agreement, the Company and GMS Tenshi Holdings Pte. Limited have entered into that certain Purchase Agreement (the “GMS Tenshi Purchase Agreement”; capitalized terms that are not otherwise defined herein shall have the meanings assigned to such terms in the GMS Tenshi Purchase Agreement) pursuant to which, among other things, the Company will issue to GMS Tenshi Holdings Pte. Limited shares of the Company’s Series A Convertible Preferred Stock and warrants to purchase Common Stock; and

WHEREAS, in connection with, and concurrently with, the execution of this Agreement, the Purchasers, the Company and the other parties thereto have entered into that certain Note, Warrant and Registration Rights Amendment and Waiver (the “NWPA Amendment and Waiver”) pursuant to which, among other things, the holders of the Notes have consented to, and made certain waivers in respect of, the transactions contemplated by the GMS Tenshi Purchase Agreement and this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

Article I

The Exchange

Section 1.01         Share Issuance. Subject to the terms and conditions of this Agreement, at the Exchange Closing (as defined below), the Company shall issue, sell and deliver to the Purchasers, and Purchasers shall purchase and acquire from the Company, the Preferred Shares (the “Share Issuance”). Prior to the Exchange Closing, the Certificate of Designation shall be filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware, as amended.

Section 1.02         Redemption. At the Exchange Closing, as consideration for and automatically upon the Share Issuance, an aggregate amount of $1,500,000 of the outstanding principal amount under the Purchaser Notes applicable to the Purchasers, together with all interest accrued with respect to such principal amount as of the Exchange Closing, shall be forgiven and no longer payable by the Company (the forgiveness of such amounts, together with the Share Issuance, the “Exchange”). Upon the consummation of the Exchange, the outstanding amounts under the Notes, after giving effect to the Exchange, shall be as set forth in the NWPA Amendment and Waiver.

Section 1.03         Exchange Closing. The closing of the Exchange (the “Exchange Closing”) shall occur immediately after the occurrence of the Closing (the date on which the Exchange Closing occurs, the “Exchange Closing Date”).

Section 1.04         Exchange Closing Deliverables. At the Exchange Closing, the Company shall deliver to the Purchasers the Preferred Shares in book-entry form.

Article II

COVENANTS

Section 2.01         Further Assurances. Subject to the terms and conditions of this Agreement, each of the Company and the Purchasers shall cooperate with each other and use its reasonable best efforts to promptly take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with each other in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement.

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Section 2.02         Blue Sky. If applicable, the Company, on or before the Exchange Closing, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for sale to the Purchasers at the Exchange Closing pursuant to this Agreement under applicable securities or state “Blue Sky” laws (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Exchange Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including all applicable federal securities laws and all applicable state “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local Laws relating to the offering and sale of the Securities to the Purchasers.

Section 2.03         Reservation and Listing of Conversion Shares. During the period commencing on the date of this Agreement and ending on the date that no Preferred Shares remain outstanding, the Company shall take all actions reasonably necessary (including increasing any such reserve, as necessary) to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of Conversion Shares issuable upon conversion of the Preferred Shares then outstanding (determined without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designation). The Company shall use its best efforts to cause the Conversion Shares to be approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

Section 2.04         Tacking. The parties acknowledge and agree that in accordance with, but subject to, Rule 144(d)(3)(ii) under the Securities Act of 1933, as amended (such rule, “Rule 144” and the act, the “Securities Act”), the Preferred Stock issued in exchange for the Notes will tack back to the original issue date of Notes and the Company agrees not to take a position to the contrary.

Section 2.05         Transfer Restrictions.

(a)          The Securities may only be disposed of in compliance with state and federal securities laws, and are subject to the restrictions on transfer contained in the Certificate of Designation. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser (“Affiliate”) or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act of 1933, as amended.

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(b)          The Purchasers agree to the imprinting or annotation, as the case may be, so long as is required by this Section 2.05, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE] HAVE] HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, the Purchasers shall provide reasonably prompt written notice of any such pledge or transfer to the Company, but in any event within two (2) Business Days. In connection with the transactions contemplated by this Agreement, the Purchasers hereby provide notice to the Company that the Purchasers will pledge the Securities to Bank America Merrill Lynch, and the Company hereby acknowledges receipt of such notice.

(c)          Certificates in book-entry form evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 2.05 hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares pursuant to Rule 144, (iii) if such Conversion Shares are eligible for sale under Rule 144; provided that Company to be in compliance with the current public information required under Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (the earliest such date, the “Legend Removal Date”). The Company shall cause its counsel to issue a legal opinion to the transfer agent of the Company (“Transfer Agent”) or the Purchaser promptly after the Legend Removal Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. If all or any shares of Preferred Stock are converted at a time when there is an effective registration statement to cover the resale of the Conversion Shares, or if such Conversion Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Conversion Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Conversion Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Conversion Shares shall be issued free of all legends. The Company agrees that following the Legend Removal Date it will, no later than the Standard Settlement Period Delivery Date (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate in book-entry form representing Conversion Shares issued with a restrictive legend deliver or cause to be delivered to such Purchaser a certificate in book-entry form representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 2.05. Certificates in book-entry form for Conversion Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate in book-entry form representing Conversion Shares, as applicable, issued with a restrictive legend and “Standard Settlement Period Delivery Date” means the Trading Day for delivery in compliance with the Standard Settlement Period.

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(d)          In addition to such Purchaser’s other available remedies, if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate or confirmation of book-entry representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then the Company shall pay to such Purchaser, in cash, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (i) such number of Conversion Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (ii) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Conversion Shares (as the case may be) and ending on the date of such delivery and payment under this clause (b). In addition to such Purchaser’s other available remedies, if the Company fails to deliver to a Purchaser the applicable Conversion Shares by the Share Delivery Date (as defined in the Certificate of Designation) pursuant to the Certificate of Designation and if after such Share Delivery Date such Purchaser is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Purchaser’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the Conversion Shares which such Purchaser was entitled to receive on such Share Delivery Date pursuant to the Certificate of Designation, then the Company shall (A) pay in cash to such Purchaser (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Purchaser’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Purchaser was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Purchaser, either reissue (if surrendered) the Preferred Shares equal to the number of Preferred Shares submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Purchaser the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under the Certificate of Designation.

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Section 2.06         Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.6, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

Section 2.07         Synthetic Shares. The Purchasers agree that, in the event of the sale, transfer or disposition by the Purchasers of the 100,000 shares of Common Stock held by the Purchasers through a “synthetic long position” (pursuant to which the Purchasers beneficially own such shares, but do not have the ability to vote such shares) prior to the Exchange Closing, immediately after at the Exchange Closing, an amount of Preferred Shares shall be converted pursuant to, and subject to the terms of, the Certificate of Designation such that the Purchasers are issued 100,000 shares of Common Stock.

Article III

TERMINATION

Section 3.01         Termination. In the event the GMS Tenshi Purchase Agreement is finally terminated in accordance with its terms, (a) this Agreement shall terminate automatically and shall forthwith become null and void (other than this Section 3.01 and Article IV, which shall remain in full force and effect and survive termination of this Agreement), and there shall be no liability or obligation on the part of the Purchasers or the Company or their respective directors, officers and Affiliates in connection with this Agreement; provided that nothing herein shall relieve any party from liability for any losses or damages incurred or suffered by the other party as a result of a breach of this Agreement prior to such termination or from fraud, and (b) the Company shall, within two (2) Business Days of such termination, provide written notice thereof to the Purchasers.

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Article IV

MISCELLANEOUS

Section 4.01         Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York. The parties hereto hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America, in each case located in the County of New York, for any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates). Consistent with the preceding sentence, each of the parties hereto hereby (a) submits to the exclusive jurisdiction of such courts for the purpose of any Action arising out of or relating to this Agreement brought by either party hereto, (b) agrees that service of process will be validly effected by sending notice in accordance with Section 4.06, (c) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts, and (d) agrees not to move to transfer any such Action to a court other than any of the above-named courts. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.01.

Section 4.02         Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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Section 4.03         Interpretation; Headings. When a reference is made in this Agreement to an Exhibit or a Section, such reference shall be to an Exhibit or a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its successors and permitted assigns. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References to “days” shall mean “calendar days” unless expressly stated otherwise. No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. It is the intent of the parties hereto that each covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified.

Section 4.04         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that such transactions be consummated as originally contemplated to the fullest extent possible.

Section 4.05         Entire Agreement; Amendments. This Agreement, the Purchaser Notes, the NWPA, the Security Agreement (as defined in the NWPA), the IP Security Agreement (as defined in the NWPA) and the NWPA Amendment and Waiver constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

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Section 4.06         Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, or by email transmission (upon confirmation of receipt and with a confirmatory copy sent by an internationally recognized overnight courier service) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.06):

(a)          If to the Company:

Oncobiologics, Inc.

7 Clarke Drive

Cranbury, New Jersey 08512

Email: LawrenceKenyon@OncoBiologics.com

Attention: Lawrence A. Kenyon

With a copy (which shall not constitute notice) to:

Cooley LLP

1114 6th Avenue

New York, New York 10110

Email: ypierre@cooley.com

Attention: Yvan-Claude Pierre

(b)          If to the Purchasers:

Sabby Management, LLC

10 Mountainview Road, Suite 205

Upper Saddle River, NJ 07458

Email: rgrundstein@sabbymanagement.com

Attention: Robert Grundstein

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105
Email: rcharron@egsllp.com
Attention: Robert Charron

Section 4.07         Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, in whole or in part (whether pursuant to a merger, by operation of law or otherwise), without the prior written consent of the other party hereto. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 4.08         Waiver. Any party hereto entitled to the benefits thereof may, to the extent permitted by Law (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein, and (c) waive compliance with any of the covenants, agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder.

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Section 4.09         Survival. The agreements and covenants shall survive the Exchange Closing.

Section 4.10         Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by the other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to (a) an Order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each party further agrees that neither the other party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.10, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ONCOBIOLOGICS, INC.

By:	/s/ Pankaj Mohan
Name: Pankaj Mohan, Ph.D.
Title: Chief Executive Officer

Sabby Healthcare Master Fund, Ltd.

By:	/s/ Robert Grundstein
Name: Robert Grundstein
Title: COO of Investment Manager

Sabby Volatility Warrant Master Fund, Ltd.

By:	/s/ Robert Grundstein
Name: Robert Grundstein
Title: COO of Investment Manager